UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 240.14a-12

U.S. PLASTIC LUMBER CORP.

(Name of Registrant as Specified In Its Purchaser)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(c)(2).

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Contact: Mark S. Alsentzer, CEO
Bruce C. Rosetto, Executive Vice President
561-394-3511
Contact for CEI Holding Corporation:
Edward T. Sheehan,
President – 856-722-1991

MEDIA RELEASE

U.S. PLASTIC LUMBER CORP. ANNOUNCES
MAILING OF PROXY MATERIALS FOR SALE OF CLEAN EARTH, INC.

For immediate release:

BOCA RATON, FL, August 7, 2002 - U.S. Plastic Lumber Corp. (NASDAQ: “USPL”), announced today that it has mailed its proxy statement to stockholders of USPL to solicit their approval of the sale of Clean Earth, Inc. (“CEI”), its environmental services and recycling division, to CEI Holding Corporation (“Purchaser”), a corporation recently formed by Eos Partners, L.P., and Bank of America Capital Investors, two private equity investment groups that collectively manage over $2.5 billion of capital. USPL previously announced its agreement to sell Clean Earth, Inc. to the Purchaser on June 17, 2002.

USPL has established August 27, 2002 as the Special Stockholders Meeting Date for the stockholders to vote on the Clean Earth sale transaction. Although, the closing of this transaction is subject to the completion of certain conditions to closing which have yet to be satisfied, including but not limited to stockholder approval, USPL and Purchaser have established August 28, 2002 as the closing date for the sale.

IMPORTANT NOTICE TO STOCKHOLDERS

     U.S. Plastic Lumber Corp. (USPL) has filed its definitive proxy statement with the Securities and Exchange Commission in connection with the sale of its wholly-owned subsidiary, Clean Earth, Inc.

     STOCKHOLDERS OF USPL ARE URGED TO READ USPL’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE SALE OF CLEAN EARTH, INC.

     USPL has mailed the definitive proxy statement to its stockholders of record on July 10, 2002 soliciting its stockholders’ approval of the sale of Clean Earth, Inc. at the special meeting of the stockholders that USPL intends to hold on August 27, 2002. At the same time, investors and security holders may obtain a free copy of the definitive proxy statement, and any other relevant documents filed by USPL with the Securities and Exchange Commission, when they become available at the website of the Securities and Exchange Commission (www.sec.gov). Further, stockholders can obtain USPL’s notice of the special meeting and the definitive proxy statement, when they become available, for free from USPL by contacting Bruce C. Rosetto at 561-394-3511.

     USPL and certain of USPL’s executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of USPL in favor of the sale of Clean Earth, Inc. The executive officers and directors of USPL who may be participants in the solicitation of proxies in connection with the sale of Clean Earth, Inc. have not been determined as of the date of this press release. A description of the interests of USPL’s executive officers and directors in USPL, as of the date of such filing, is set forth in USPL’s definitive proxy statement for the special meeting of stockholders to be held on August 27, 2002. Investors and security holders may obtain more current information regarding the direct and indirect interests of USPL’s executive officers and directors by reading the preliminary proxy statement and the definitive proxy statement in connection with the sale of Clean Earth, Inc. when such documents become available.

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     Certain statements and information included in this press release constitute “forward looking statements” contained within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements”. Such statements are subject to certain risks and uncertainties, including but not limited to risks associated with our credit facilities and liquidity, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, the affects of rapid growth upon the Company and the ability of management to effectively respond to such growth, demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, regulatory matters, protection of the Company’s proprietary technology, the effects of competition from entities with greater financial resources than that possessed by the Company and shareholder dilution. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussions of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations are contained in the Company’s SEC filings.

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